SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported              January 10, 2005

NASSDA CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-33291	77-0494462
(Commission File Number)	(I.R.S. Employer Identification No.)

2650 San Tomas Expressway, Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 988-9988

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 30, 2004, Synopsys, Inc., a Delaware corporation (“Synopsys”), North Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Synopsys (“Merger Sub”) and Nassda Corporation, a Delaware corporation (“Nassda”), entered into an Agreement of Merger, pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into Nassda (the “Merger”).  Subject to the consummation of the Merger, Synopsys, Nassda and certain employees, officers and directors of Nassda have agreed to settle the outstanding litigation captioned Synopsys, Inc. v. An-Chang Deng, Nassda Corporation et al.; Superior Court of the State of California, County of Santa Clara; No. CV 787950  and Synopsys, Inc. v. Nassda Corp.; USDC, Northern District of California; No. C03-2519 (SI) and Synopsys, Inc. v. Nassda Corp.; USDC, Northern District of California; No. C03-2664 (SI).

On January 10, 2005, Nassda issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had received a request for additional information from the Federal Trade Commission in connection with the Federal Trade Commission’s review of the Merger. The press release is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit	Description

99.1	Press Release, dated January 10, 2005, of Nassda Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2005

NASSDA CORPORATION

	By:	/s/ Sang S. Wang
Sang S. Wang
Chairman and Chief Executive Officer

	By:	/s/ Tammy S. Liu
Tammy S. Liu
Chief Financial Officer and Vice President, Finance and Administration